UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2021

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HEALTHTECH SOLUTIONS, INC./UT

(Exact name of registrant as specified in its charter)

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Utah	0-51012	84-2528660
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

181 Dante Avenue, Tuckahoe, New York 10707

(Address of Principal Executive Office) (Zip Code)

844-926-3399

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 9, 2021, pursuant to the Letter of Intent signed on November 1, 2021, Healthtech Solutions, Inc. ("Healthtech") entered into a Share Exchange Agreement (the "SEA") with its subsidiaries: Healthtech Oncology, Inc. ("HoldCo") and Varian Biopharmaceuticals, Inc. ("Varian"), as well as with the holders of the outstanding shares of Healthtech Series C Preferred Stock (the "Shareholders"). Pursuant to the SEA, (a) the Shareholders delivered to Healthtech all of the outstanding shares of Healthtech Series C Preferred Stock and (b) Healthtech caused HoldCo to transfer to the Shareholders all of the outstanding shares of Varian common stock. At the same time, Varian issued to Healthtech Varian shares that represent 5.5% of the outstanding shares of Varian upon completion of the share exchange.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On November 9, 2021, pursuant to the Letter of Intent signed on November 1, 2021, Healthtech entered into a Termination and Mutual Release Agreement with HoldCo and Varian (the "Termination Agreement"). The Termination Agreement terminated the Agreement and Plan of Merger and Reorganization among those same parties dated March 30, 2021. The Termination Agreement also included a provision in which Varian assumes responsibility for payment of certain obligations that Healthtech undertook for the benefit of Varian.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

10-a	Share Exchange Agreement dated November 9, 2021 among Healthtech Solutions, Inc., Healthtech Oncology, Inc., Varian Biopharmaceuticals, Inc. and the holders of Healthtech Series C Preferred Stock.
10-b	Termination and Mutual Release Agreement dated November 9, 2021 among Healthtech Solutions, Inc., Healthtech Oncology, Inc., and Varian Biopharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Healthtech Solutions, Inc.

Date: November 15, 2021	By:	/s/ Manuel E. Iglesias Manuel E. Iglesias, President

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